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                                                                    EXHIBIT 6(b)
                     DISTRIBUTION AND SERVICING AGREEMENT

     This Distribution and Servicing Agreement is made this ___ day of ___________, 1998, by and between Security Capital Real Estate Mutual Funds Incorporated, a Maryland corporation ("Fund") and Security Capital Markets Group Incorporated, a Delaware corporation, (the "Distributor").

      WHEREAS, the Fund is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and issues registered shares of the classes of common stock ("Classes") of its investment portfolios ("Series"), as set forth on Schedule A hereto, for sale to the public under the Securities Act of 1933 (the "1933 Act") and various state securities laws; and

     WHEREAS, the Fund may suspend the sales of shares of any one or more Series or Classes at any time and may resume the sales of any such Series or Class(es) at a later date; and

     WHEREAS, the Fund has retained the Distributor as the principal underwriter in connection with the offering and sale of the Class I and Class R shares of Security Capital U.S. Real Estate Shares; and

     WHEREAS, the Fund wishes to retain the Distributor as the principal underwriter in connection with the offering and sale of all Classes of the Series' shares ("Shares"), as may now or hereinafter be established, and to furnish certain other services to the Series' shareholders as specified in this Agreement; and

     WHEREAS, this Agreement has been approved by separate votes of the Fund's Board of Directors and of its disinterested directors in conformity with Section 15 of, and paragraph (b)(2) of Rule 12b-1 under, the 1940 Act; and

     WHEREAS, the Distributor is willing to act as principal underwriter and to furnish such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. (a) The Fund hereby appoints the Distributor as principal underwriter in connection with the offering and sale of the Shares. The Distributor, as exclusive agent for the Fund, and subject to applicable federal and state law and the Articles of Incorporation and By-Laws of the Fund, shall: (1) provide services to the Fund primarily intended to result in the sale of the Shares; (2) solicit orders for the purchase of the Shares subject to such terms and conditions as the Fund may specify; and (3) accept orders for the purchase of the Shares on behalf of the Fund (collectively, "Distribution
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          Services"). The appointment of the Distributor hereunder shall not preclude the Fund from selling the Shares directly to the public.

          The Distributor shall comply with all applicable federal and state laws and offer the Shares of the Fund on an agency or "best efforts" basis under which the Fund shall issue only such Shares as are actually sold. The Distributor shall have the right to use any list of shareholders of the Fund or the Fund or any other list of investors which it obtains in connection with its provision of services under this Agreement; provided, however, that the Distributor shall not sell or knowingly provide such list or lists to any unaffiliated person without the consent of the Fund's Board of Directors.

     (b) The Distributor shall provide to the Series' shareholders ongoing shareholder liaison services, including responding to shareholder inquiries, providing shareholders with information on their investments, recordkeeping, sub-accounting services and any other services now or hereafter deemed to be appropriate subjects for the payments of "service fees" under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (collectively, "Shareholder Services").

2. The Distributor accepts such appointment. The Distributor shall offer the Fund's shares only on the terms set forth in the Fund's Registration Statement, Prospectus or Statement of Additional Information.

3. As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by the Fund with the Securities and Exchange Commission and effective under the 1940 Act and 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information with respect to the Fund filed by the Fund as part of the Registration Statement, or as they may be amended from time to time.

4. The Distributor may enter into dealer agreements with registered and qualified securities dealers and other financial intermediaries it may select for the performance of Distribution Services and Shareholder Services, the form of such agreements to be as mutually agreed upon and approved by the Fund and the Distributor. In making such arrangements, the Distributor shall act only as principal and not as agent for the Fund. No such dealer or other financial intermediary is authorized to act as agent for the Fund in connection with the provision of Distribution Services, Shareholder Services or otherwise.

5. As compensation for providing Distribution Services and Shareholder Services under this Agreement, with respect to the Shares, the Distributor shall receive from the Fund a distribution fee and a service fee at the rates and under the terms and conditions of the Distribution Services and Service Plans (each, a "Plan") adopted by the Fund with respect to each Series, as such Plans

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

     are in effect from time to time, and subject to any further limitations on such fees as the Fund's Board of Directors may impose. The Distributor may reallow any or all of the distribution fee and service fee that it has received under this Agreement to such dealers, financial intermediaries or sub-accountants as it may from time to time determine.

6.   Allocation of Expenses.

     (a) The Fund will pay (or will enter into arrangements providing that persons other than the Fund will pay) for all expenses of the offering of its shares incurred in connection with:

          (1) The registration of the Fund or the registration or qualification of the Fund's shares for offer or sale under the federal securities laws and the securities laws of any state or other jurisdiction in which the Distributor may arrange for the sale of the Fund's shares; and

          (2) The printing and distribution of the Fund's prospectuses to existing shareholders as may be required under the federal securities laws and the applicable securities laws of any state or other jurisdiction; and

          (3) The preparation, printing and distribution of any proxy statements, notices and reports, and the performance of any acts required to be performed by the Fund by and under the federal securities laws and the applicable securities laws of any state or other jurisdiction; and

          (4) The issuance of the Fund's shares, including any share issue and transfer taxes.

     (b) The Distributor will pay from its own resources (or will enter into arrangements providing that persons other than the Distributor or the Fund shall pay), or promptly reimburse the Fund, for all expenses in connection with:

          (1) The printing and distribution of the Fund's prospectuses utilized in connection with the provision of Distribution Services;

          (2) The preparation, printing and distribution of advertising and sales literature for use in the offering of the Fund's shares and printing and distribution of reports to shareholders used as sales literature;

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

          (3) The qualification of the Distributor as a distributor or broker or dealer under any applicable federal or state securities laws;

          (4) Any investment program of the Fund, including the reinvestment of dividends and capital gains distributions, to the extent such expenses exceed the Fund's normal costs of issuing its shares; and

          (5) All other expenses in connection with the provision of Distribution Services and Shareholder Services which have not been herein specifically allocated to the Fund.

7.   Duties of the Distributor.

     (a) The Distributor shall devote reasonable time and effort to effect sales of the Fund's shares, but it shall not be obligated to sell any specific number of shares.

     (b) The Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the NASD, in providing Distribution Services and Shareholder Services. Neither the Distributor nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Fund's then current registration statement or related prospectus and any sales literature authorized by responsible officers of the Distributor.

     (c) The Distributor shall act as an independent contractor and nothing herein contained shall constitute the Distributor, its agents or representatives, or any employees thereof as employees of the Fund in connection with the sale of the Fund's shares.

         The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

8.   Sale and Redemption of the Fund's Shares.

     (a) Orders for the purchase and redemption of the Fund's shares (and payment for the Fund's shares, in the case of a purchase) shall be transmitted directly from the Purchaser to the Fund or its agent.

     (b) The Fund shall have the right to suspend the redemption of the Fund's shares pursuant to the conditions set forth in the Fund's then current registration statement or related prospectus. The Fund shall also have the right to suspend the sale of the Fund's shares at any time.

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

     (c) The Fund will give the Distributor prompt notice of any such suspension and shall promptly furnish such other information in connection with the sale and redemption of the Fund's shares as the Distributor reasonably requests.

     (d) The Fund (or its agent) will make appropriate book entries upon receipt by the Fund (or its agent) of orders and payments for the Fund's shares or requests for redemption thereof, and will issue and redeem the Fund's shares and confirm such transactions in accordance with applicable laws and regulations.

9.   Indemnification.

     The Fund agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Registration Statement not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     The Distributor agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, on account of any wrongful act of the Distributor or any of its employees or arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Registration Statement or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading. As used in this paragraph, the term "employee" shall not include a corporate entity under contract to provide services to the Fund or the Fund, or any employee of such a corporate entity, unless such person is otherwise an employee of the Fund.

10. The Fund shall not issue certificates representing Shares unless requested by a shareholder. If such request is transmitted through the Distributor, the Fund will cause certificates

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     evidencing the Shares owned to be issued in such names and denominations as the Distributor shall from time to time direct, provided that no certificates shall be issued for fractional Shares.

11. The Distributor may at its sole discretion, directly or through dealers, repurchase Shares offered for sale by shareholders, dealers or financial intermediaries. Any repurchase of Shares by the Distributor shall be at the net asset value next determined after a repurchase order has been received. The Distributor will receive no commission or other remuneration for repurchasing Shares. At the end of each business day, the Distributor shall notify by facsimile or in writing, the Fund and the Fund's transfer agent, of the orders for repurchase of Shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice, the Fund shall pay the Distributor such amounts as are required by the Distributor for the repurchase of such Shares in cash or in the form of a credit against moneys due the Fund from the Distributor as proceeds from the sale of Shares. The Fund reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent shareholder and dealer requests for redemption of Shares.

12. The services of the Distributor to the Fund under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

13. The Distributor shall prepare reports for the Fund's Board of Directors on a quarterly basis showing such information concerning expenditures related to this Agreement as from time to time shall be reasonably requested by the Board of Directors.

14. As used in this Agreement, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

 15. This Agreement will become effective with respect to the Fund on the date first written above and, unless sooner terminated as provided herein, will continue in effect for one year from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive annual periods ending on the same date of each year, provided that such continuance is specifically approved at least annually (i) by the Fund's Board of Directors or (ii) by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Series, or a Class thereof, provided that in either event the continuance is also approved by a majority of the Fund's Directors who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

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16.  This Agreement is terminable with respect to a Series, or a Class thereof, or in its entirety, without penalty, on not less than 60 days notice to the other party, by: (i) the Fund's Board of Directors by a vote of the Directors who are not interested persons of the Fund within the meaning of
     Section 2(a)(19) of the 1940 Act, and have no direct or indirect financial interest in the operation of the Plans or in any agreement related to the Plans, including this Agreement; (ii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of a Series or a Class thereof; (iii) by the Distributor; or (iv) upon the mutual written consent of the Distributor and the Fund. This Agreement will also automatically and immediately terminate in the event of its assignment.

17. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                                  SECURITY CAPITAL REAL ESTATE MUTUAL
                                         FUNDS INCORPORATED


By:                                 By:
     -----------------------------       ------------------------------

Attest:                                  SECURITY CAPITAL MARKETS GROUP
                                         INCORPORATED


By:                                 By:
     -----------------------------       ------------------------------

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                                  SCHEDULE A

       Series of Security Capital Real Estate Mutual Funds Incorporated
       ----------------------------------------------------------------


Security Capital U.S. Real Estate Shares/1/

Security Capital European Real Estate Shares ("SC-EURO")

Security Capital Asia/ Pacific Real Estate Shares ("SC-ARBITRAGE")

Security Capital Real Estate Arbitrage Shares ("SC-ASIA")



   Security Capital Real Estate Mutual Funds Incorporated Classes of Shares
   ------------------------------------------------------------------------

Class I Shares:     Class I shares of SC-EURO, SC-ARBITRAGE and SC-ASIA are sold at net asset value to investors whose minimum initial purchase of the shares of that Series is $250,000.


Class R Shares:     Class R shares of SC-EURO and SC-ASIA are sold at net asset value to investors whose minimum initial purchase of the shares of that Series is $2,500.


--------------------
/1/ Distribution Services and Shareholder Services are provided by the Distributor pursuant to a Distribution and Servicing Agreement dated as of December 17, 1997.

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